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                                                                     EXHIBIT 5.1

                                August 10, 2000

Decatur First Bank Group, Inc.
1120 Commerce Drive
Decatur, Georgia

Re:  Registration Statement on Form S-8 (Decatur First Bank Group, Inc.)

Ladies and Gentlemen:

  This opinion is given in connection with the filing by Decatur First Bank Group, Inc., a Georgia corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to an aggregate of 141,815 shares (the "Shares") of common stock, $5.00 par value, of the Company, to be offered and sold by the Company under the following plan:

      .  Decatur First Bank Group, Inc. 1998 Stock Incentive Plan

  We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the shares to be issued pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to this opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

  We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

  Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

     1.   The Shares have been duly authorized; and

     2. Upon the issuance and delivery of the Shares and payment therefor as provided in the Plan and as contemplated by the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.
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Decatur First Bank Group, Inc.
August 10, 2000
Page 2


  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                  /s/ Powell, Goldstein, Frazer & Murphy LLP
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                                      POWELL, GOLDSTEIN, FRAZER & MURPHY LLP